UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., Ground Floor New York, NY 10014
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  +1 (212) 268-0220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Compensatory Arrangements of Certain Officers

On October 20, 2011, our board of directors approved the 2011 Stock Option Plan (the “2011 Plan”).  Our board believes that the 2011 Plan is in the best interests of the Company and our stockholders.  The following summary of certain features of the 2011 Plan is qualified in its entirety by reference to the actual text of the 2011 Plan, which is attached as Exhibit 99.1.

The 2011 Plan provides for the grant to employees and consultants, including executive officers, of shares of our common stock, as well as cash or other stock-based awards and other benefits.  The purpose of the 2011 Plan is to enable us to attract and retain qualified persons as employees, consultants, officers and directors and others, whose services in executive, administrative, professional and technical capacities or as members of our board of directors are required by us, and to motivate such persons by providing them with equity participation in us.

An aggregate of up to twenty percent (20%) of the total fully diluted issued and outstanding shares of our common stock may be issued and awarded under the 2011 Plan, up to a maximum of not more than seventy two million (72,000,000) shares of common stock.  The number of shares that may be subject to stock awards granted to any one participant during any single fiscal year shall not exceed 30% of our total shares of common stock issuable pursuant to the 2011 Plan in one given year, subject to adjustment as set forth in the 2011 Plan.

The 2011 Plan is administered by the Board or a delegated Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof.  The Compensation Committee or our Board of Directors also maintains the right to suspend or terminate the 2011 Plan at any time.  Awards of restricted stock under the 2011 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms.  Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Amending the 2011 Plan

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2011 Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person.  The Board of Directors may also waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any awards theretofore granted, prospectively or retroactively, without the consent of any participant, other holder or beneficiary of an award.  Except as provided in the following sentence, the Board of Directors is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the 2011 Plan. In the case of any award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC, the Board of Directors will not have authority to adjust the award in any manner that would cause the award to fail to meet the requirements of Section 162(m).

Options and Rights

Options (the “Incentive Stock Option”) and stock appreciation rights (the “Stock Appreciation Rights”) may be granted under the 2011 Plan.  The exercise price of options granted shall be determined by the Board of Directors or the Compensation Committee; provided, however, that such exercise price per share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “ten-percent stockholder” as such term is used in Section 422(c)(5) of the IRC) of the fair market value of a share on the date of grant of such Incentive Stock Option.  The Board or Committee shall fix the term of each Option, provided that no Incentive Stock Option shall have a term greater than ten years (five years in the case of a ten-percent stockholder).

A Stock Appreciation Right granted under the 2011 Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the fair market value of one share on the date of exercise or, if the Board of Directors or Compensation Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board of Directors or Compensation Committee.  Subject to the terms of the 2011 Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board of Directors or the Compensation Committee.  The Board of Directors and the Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Federal Income Tax Consequences

Grants under the 2011 Plane subject to various federal income tax consequences.  Potential recipients are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of receiving an Award under the 2011 Plan.

Tax Deductibility under Section 162(m) of the IRC

Section 162(m) of the IRC disallows a public company’s deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and certain named executive officers.  Section 162(m) contains an exception for performance-based compensation that meets specific requirements.  The 2011 Plan is intended to permit all options to qualify as performance-based compensation at the Board of Directors’ or the Compensation Committee’s discretion.  If an award is to qualify as such, it shall clearly state so in the award agreement.

Withholding

We have the right to deduct any taxes required to be withheld with respect to grants under the 2011 Plan.  We may require that the participant pay to us the amount of any required withholding.  The Compensation Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option or restricted stock the number of shares with a value equal to the required tax withholding amount.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2011	THWAPR, INC.

	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer

17 State Street, Suite 2000 ■ New York, NY 10004 ■ t: 212.732.7184 ■ f: 212.202.6380 ■ www.htwlaw.com